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                                                                    Exhibit 23.6
                                                                    ------------


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of Tele-Communications, Inc. on Form S-8 of our report dated February 3, 1998, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) appearing in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Kansas City, Missouri
June 29, 1998